UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2020

American Outdoor Brands Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue

Springfield, Massachusetts 01104

(Address of principal executive offices) (Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.001 per Share	AOBC	Nasdaq Global Market Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06.	Material Impairments.

On March 23, 2020, we determined that business in our Outdoor Products & Accessories segment is expected to be negatively impacted by several factors related to the COVID-19 crisis, including a major online retail customer’s decision to halt or delay most non-essential product orders, COVID-19-related supply chain issues, as well as COVID-19-related “stay at home” orders and sporting goods store closures, which have reduced retail foot traffic in many states. Based on these factors, we expect reduced revenue and cash flows in our Outdoor Products & Accessories segment, and we believe this constitutes a triggering event under generally accepted accounting principles (Accounting Standards Codification No. 350, Intangible-Goodwill and Other, known as ASC 350), which will require us to take a non-cash impairment charge in our fiscal fourth quarter ending April 30, 2020 of approximately 45% to 55% of the $162 million goodwill recorded in our Outdoor Products & Accessories segment. This estimate is based on current market conditions and subject to revision as we assess the ongoing impact of COVID-19 on our Outdoor Products & Accessories segment. Based upon the anticipated reduction in revenue for our Outdoor Products & Accessories segment, we are withdrawing our previously stated full fiscal 2020 revenue expectation for our Outdoor Products & Accessories segment.

We are also supplementing our risk factors disclosed in our Annual Report on Form 10-K for the year ended April 30, 2019 with the following risk factor:

Our business may be adversely affected by the ongoing coronavirus pandemic.

The outbreak of the novel coronavirus has evolved into a global pandemic. The coronavirus has already directly and indirectly impacted our business and operating results thus far, but the full extent of its impact will depend on future developments that are uncertain and cannot be accurately predicted, including new information that may emerge concerning the coronavirus and the actions to contain the coronavirus or treat its impact, among others. As the coronavirus continues to spread, our business operations could be disrupted or delayed, and our business, financial condition, and results of operations could be adversely affected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN OUTDOOR BRANDS CORPORATION

Date: March 25, 2020	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer